Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Oramed Pharmaceuticals, Inc. of our report dated November 28, 2011 relating to the financial statements of Oramed Pharmaceuticals Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
PwC Israel

Tel Aviv, Israel
February 14, 2012